INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 dated May 6, 1998, of DVI, Inc., of our report dated July 31, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of DVI, Inc. for the year ended June 30, 1997, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey


May 6, 1998